Exhibit 99.1

Tianci International, Inc. Reports Financial Results for Fiscal Quarter Ended October 31, 2025

HONG KONG/RENO, Nevada, December 12, 2025 /Globe Newswire/– Tianci International, Inc. (the "Company” or “Tianci”), a global logistics service provider specializing in ocean freight forwarding, today announced its financial results for the fiscal quarter ended October 31, 2025.

First Fiscal Quarter 2026 Highlights:

•	Revenue increased, quarter-to-quarter, by 28%, as global logistics revenue increased by 16.5% and was complemented by revenue of $505,465 resulting from our initial entry into the market for mineral ores.

•	General and administrative expenses increased from $260,393 in the quarter ended October 31, 2024 to $608,648 in the quarter ended October 31, 2025. As a result, the Company incurred a net loss of $268,874 in the quarter ended October 31, 2025, an increased loss compared to the quarter ended October 31, 2024.

Financial Results

Revenue from logistics operations for the quarter ended October 31, 2025, which represented 84% of the Company’s overall revenue in that period, increased by 16.5% from the revenue generated by logistics operations during the quarter ended October 31, 2024. However, the cost of that revenue increased by 18.9% from the first quarter of fiscal year 2024 to the first quarter of fiscal year 2025, as demand for logistics services waned due to concerns about the implementation of tariffs, while shipping companies in the Southeast Asia market increased their pricing in an effort to offset the decline in demand for their services. As a result of the increase in cost of revenue, the Company’s gross profit margin attributable to logistics operations decreased from 6.12% in the quarter ended October 31, 2024 to 4.17% in the quarter ended October 31, 2025.

To reduce the effect of declining demand in the Southeast Asia market, the Company intends to reorient its focus towards long-distance shipping lines, which generally produce higher profit margins. As one particular effort toward that reorientation, the Company has been accumulating an inventory of bulk chrome and manganese ore for the purpose of entering into the global commodity trade arena, and completed its initial mineral sales during the quarter ended October 31, 2025. Those sales yielded $505,465 in revenue and a gross profit margin of 32.51%. By applying its core resource control capabilities and supply chain integration strengths with an in-house demand for shipping services, the Company looks to release itself from dependence on local demand for shipping services.

We recorded a net loss of $268,874 for the quarter ended October 31, 2025, primarily due to a 134% increase in general and administrative expenses arising from most aspects of our operations. Our bottom line net loss of $268,874, therefore, represented an increase of 192% in our quarterly net loss.

Our operations during the quarter ended October 31, 2025 reduced our cash balance by $727,403 to $1,677,949. The greater portion of that cash drain was attributable to the $582,912 that we devoted to expanding our inventory of mineral ores, a commitment that we consider essential to the implementation of our business plan. At October 31, 2025 our working capital was $2,636,809.

About Tianci International, Inc.

Tianci International Inc., through its subsidiary Roshing, provides global logistics services specializing in ocean freight forwarding, including container and bulk goods shipping. Operating under an asset-light model, Roshing’s logistics solutions are tailored to meet the diverse needs of its customers across the Asia-Pacific, including Hong Kong, Japan, South Korea, and Vietnam.

Starting in the current fiscal year, Roshing has expanded into global trade of bulk chrome and manganese ore by sourcing high-grade minerals directly from resource-rich regions for resale. Roshing intends to utilize optimized bulk vessel and container shipping, and provide end-to-end supply chain solutions for metallurgical and steelmaking customers.

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Beyond logistics and mineral sales, Roshing generates revenue from the sale of electronic parts and business consulting services.

For more information, please visit the Company’s website: tianci-ciit.com

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. The Company encourages investors to review other factors that may affect its future results that are discussed in the Company's filings with the U.S. Securities and Exchange Commission.

For investor and media inquiries, please contact:

Tianci International, Inc.

Investor Relations

Email: ir@rqscapital.com

Financial Summary Tables

The following financial information should be read in conjunction with the financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended October 31, 2025, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.tianci-ciit.com.

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN UNITED STATES DOLLARS)

	October 31,	July 31,
	2025	2025
	(Unaudited)
ASSETS
Current assets:
Cash	$1,677,949	$2,405,352
Accounts receivable	295,486	–
Prepayment and other current assets	257,487	382,554
Inventory	798,258	215,346
Total current assets	3,029,180	3,003,252

Other assets:
Lease security deposit	21,518	23,174
Lease right-of-use asset	104,671	119,545
Total non-current assets	126,189	142,719

TOTAL ASSETS	$3,155,369	$3,145,971

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$176,845	$18,554
Advances from customer	155,000	–
Income taxes payable	–	16,117
Lease liability-current	58,761	57,903
Accrued liabilities and other payables	1,765	5,077
Total current liabilities	392,371	97,651

Lease liability - noncurrent	44,955	61,403

Total liabilities	437,326	159,054

Commitments and contingencies	–	–

Stockholders’ equity:
Series A Preferred stock, $0.0001 par value; 80,000 shares authorized; no shares issued and outstanding as of October 31, 2025 and July 31, 2025	–	–
Series B Preferred stock, $0.0001 par value; 80,000 shares authorized; 80,000 shares issued and outstanding as of October 31, 2025 and July 31, 2025	8	8
Undesignated preferred stock, $0.0001 par value; 19,920,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 16,531,803 shares issued and outstanding as of October 31, 2025 and July 31, 2025	1,653	1,653
Additional paid-in capital	5,845,505	5,845,505
Accumulated deficit	(3,130,958)	(2,862,860)
Total stockholders' equity attributable to TIANCI INTERNATIONAL, INC.	2,716,208	2,984,306
Non-controlling interest	1,835	2,611

Total stockholders’ equity	2,718,043	2,986,917

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,155,369	$3,145,971

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the three months ended October 31,
	2025	2024
	(Unaudited)	(Unaudited)
OPERATING REVENUES
Global logistics services	$3,215,881	$2,759,693
Sale of minerals	505,465	–
Other revenue	96,881	221,247
Total Operating Revenues	3,818,227	2,980,940

COST OF REVENUES
Global logistics services	3,081,657	2,590,865
Cost of Minerals	341,152	–
Other revenue	11,167	161,644
Total Cost of Revenues	3,433,976	2,752,509

Gross profit	384,251	228,431

Operating expenses:
Selling and marketing	44,410	85,188
General and administrative	608,648	260,393

Total operating expenses	653,058	345,581

(Loss) from operations	(268,807)	(117,150)

Other (loss) income, net	(67)	27,391

(Loss) before provision for income taxes	(268,874)	(89,759)
Provision for income taxes	–	2,189

Net (loss)	(268,874)	(91,948)
Less: net (loss) income attributable to non-controlling interest	(776)	1,108

Net (loss) attributable to TIANCI INTERNATIONAL, INC.	$(268,098)	$(93,056)

Weighted average number of common shares
Basic and diluted	16,531,803	14,781,803

(Loss) per common share attributable to TIANCI INTERNATIONAL, INC.
Basic and diluted	$(0.02)	$(0.01)

Weighted average number of preferred shares B
Basic and diluted	80,000	80,000

(Loss) per preferred share B attributable to TIANCI INTERNATIONAL, INC.
Basic and diluted	$(0.02)	$(0.01)

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TIANCI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(EXPRESSED IN UNITED STATES DOLLARS)

	For the three months ended October 31,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss)	$(268,874)	$(91,948)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Amortization of operating lease right-of-use asset	14,874	–
Accounts receivable	(295,485)	–
Prepayment and other current assets	153,127	780
Inventory	(582,912)	–
Lease security deposit	1,656	–
Advances from customers	155,000	–
Accounts payable	158,291	–
Income taxes payable	(44,174)	2,189
Operating lease liabilities	(15,590)	–
Accrued liabilities and other payables	(3,316)	73,768
Net cash (used in) operating activities	(727,403)	(15,211)

Cash flows from financing activities:
Deferred offering costs incurred	–	(74,125)
Net cash (used in) financing activities	–	(74,125)

Net (decrease) in cash	(727,403)	(89,336)
Cash, beginning	2,405,352	413,129
Cash, ending	$1,677,949	$323,793

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$51,920	$–

* * * * *

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